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                                                                    EXHIBIT 99.1

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                           COVER-ALL TECHNOLOGIES INC.
                    REPORTS SECOND QUARTER OPERATING RESULTS



FAIRFIELD, NJ - August 16, 2005 - Cover-All Technologies Inc. (OTC Bulletin Board-COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), announced today revenues and results from operations for the quarter ended June 30, 2005.

Revenues for the three months ended June 30, 2005 were $1,713,000 compared to $1,927,000 in the same period in 2004. For the six months ended June 30, 2005, total revenue was $3,800,000 as compared to $3,821,000 in the same period in 2004. Net income (loss) for the three months ended June 30, 2005 was $(487,000), or $(0.03) per share, compared to $(161,000), or $(0.01) per share, in the same quarter of 2004. Net income (loss) for the six months ended June 30, 2005 was $(521,000), or $(0.03) per share, compared to $(158,000), or $(0.01) per share, in the same period of 2004.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "During the second quarter, we continued to focus upon helping our customers implement our My Insurance Center suite of products including My Insurance Center Rating and Issuance 7.0 (MIC R&I), our very successful replacement for the Classic product. Our roll-out of these new products included a number of activities designed to help our customers take advantage of the new capabilities with a minimum of business disruption. These activities include on-site installation, data conversion and inclusion of previous individual customer modifications in the product.

"As a result of these planned activities, we reported a loss for the second quarter of $487,000, compared to a loss of $161,000 for the same period in 2004. Revenues were down compared to the second quarter of 2004, led by decline in license revenue. Expenses were up compared to the second quarter 2004 resulting from the planned temporary diversion of development resources to implementation activities.

"Looking forward, we expect most of our customers will have fully implemented the new products by the end of the third quarter 2005. Our development activities are resuming, and we have a number of exciting new capabilities expected to become available to our customers this year. We have a number of new customer prospects, and we are seeing an increase in sales activity based upon our recent announcements and customer successes. We remain very excited about 2005."

The Company has scheduled a conference call for 2:00 p.m. EST on Tuesday, August 16, 2005, at which time it will review results for the second quarter 2005.

Teleconference Information: To participate in the Tuesday teleconference, dial 1-877-445-3639 (domestic) and 1-706-643-9645 (international). The conference ID # is 8707351.

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ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, delays in productivity programs and new product introductions, and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:

Ann Massey
Chief Financial Officer
973-461-5190
amassey@cover-all.com
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The following is a summary of unaudited operating highlights for the three and six months ended June 30, 2005 and 2004.

                                       COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
                                                  OPERATING HIGHLIGHTS


                                                           THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                JUNE 30,                           JUNE 30,
                                                    -------------------------------    -------------------------------
                                                         2005             2004              2005             2004
                                                    --------------   --------------    --------------   --------------
                                                              (unaudited)                        (unaudited)
REVENUES:
     Licenses                                       $     133,000    $     444,000     $     699,000    $     787,000
     Maintenance                                          944,000        1,141,000         1,941,000        2,303,000
     Professional Services                                311,000          188,000           610,000          423,000
     Application Service Provider Services                325,000          154,000           550,000          308,000
                                                    --------------   --------------    --------------   --------------

     TOTAL REVENUES                                     1,713,000        1,927,000         3,800,000        3,821,000
                                                    --------------   --------------    --------------   --------------

COST AND EXPENSES:
     Cost of Sales                                      1,271,000        1,211,000         2,559,000        2,312,000
     Research and Development                             209,000          161,000           409,000          313,000
     Sales and Marketing                                  360,000          379,000           672,000          670,000
     General and Administrative                           318,000          288,000           627,000          588,000
     Other Expense (Income), Net                               --               --           (35,000)              --
     Interest Expense, Net                                 42,000           49,000            89,000           96,000
                                                    --------------   --------------    --------------   --------------

     TOTAL COSTS AND EXPENSES                           2,200,000        2,088,000         4,321,000        3,979,000
                                                    --------------   --------------    --------------   --------------

INCOME (LOSS) BEFORE INCOME TAXES                   $    (487,000)   $    (161,000)    $    (521,000)   $    (158,000)
                                                    --------------   --------------    --------------   --------------

INCOME TAX EXPENSE                                             --               --                --               --
                                                    --------------   --------------    --------------   --------------

NET INCOME (LOSS)                                   $    (487,000)   $    (161,000)    $    (521,000)   $    (158,000)
                                                    ==============   ==============    ==============   ==============

BASIC EARNINGS (LOSS) PER COMMON SHARE              $       (0.03)   $       (0.01)    $       (0.03)   $       (0.01)
                                                    ==============   ==============    ==============   ==============

DILUTED EARNINGS (LOSS) PER COMMON SHARE            $       (0.03)   $       (0.01)    $       (0.03)   $       (0.01)
                                                    ==============   ==============    ==============   ==============


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